UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 17, 2007

Date of report (Date of earliest event reported)

K-tel International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-07115	41-0946588
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2491 Xenium Lane North

Plymouth, Minnesota 55441

 (Address of principal executive offices, including zip code)

(763) 559-5566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   OTHER EVENTS.

On July 19, 2007, K-tel International, Inc. (the “Company”) issued a press release announcing that the Company has finalized its going private transaction, which was effected through a reverse split of the Company’s common stock.  Under the terms of the reverse split, each 5,000 shares of the Company’s common stock was converted into one share of common stock and owners of fewer than 5,000 shares of common stock on July 17, 2007 will receive cash of $.095 per pre-split share.  Immediately following the reverse split, the Company effected a 5,000-for-1 forward split, so that the number of shares held by each owner of at least 5,000 shares of common stock prior to the reverse split is unchanged following the forward split.  Because the reverse split and payment of cash for fractional shares reduced the number of shareholders of record of the Company below 300, on July 19, 2007, the Company filed a Form 15 with the Securities and Exchange Commission terminating its filing obligations under the Securities and Exchange Act of 1934.  Also on July 19, 2007, the Company filed a final post-closing amendment to its Schedule 13E-3 reporting the results of the going private transaction.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Number	Exhibit
99.1	K-tel International, Inc. Press Release, dated July 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-tel International, Inc.

Date: July 19, 2007	By:	/s/ Philip Kives
Name: Philip Kives
Title: President and Chief Executive Officer